Exhibit 4.220

COLLATERAL ASSIGNMENT OF EXCHANGE AGREEMENT

This Collateral Assignment of Exchange Agreement (this “Assignment”) is made and entered into as of June 17, 2010 by and among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), and Deutsche Bank Trust Company Americas, not in its individual capacity but as agent for the Beneficiaries (in such capacity, the “Master Collateral Agent”).

WHEREAS, RCFC, DTG Operations (formerly known as Dollar Rent A Car Systems, Inc.) and Thrifty Rent-A-Car System, Inc., an Oklahoma corporation (“Thrifty”), are each a party to that certain Master Exchange and Trust Agreement, dated as of July 23, 2001 (as amended by Amendment No. 1 to Master Exchange and Trust Agreement, dated as of April 23, 2010, and as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Exchange Agreement”), by and among RCFC, DTG Operations, Thrifty, Chicago Deferred Exchange Company, LLC (formerly known as Chicago Deferred Exchange Corporation) (“CDEC”), VEXCO, LLC, a Delaware limited liability company wholly owned by CDEC (the “Qualified Intermediary”), and Deutsche Bank Trust Company Americas, a New York banking association (as assignee from Bank of America, N.A. and ultimate successor in interest to The Chicago Trust Company).

WHEREAS, RCFC and DTG Operations are each a party to that certain Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, as amended by (i) that certain Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, and (ii) that certain Addendum to the Second Amended and Restated Master Collateral Agency Agreement (relating to the Series of Notes known as the Group VI Notes), dated as of the date hereof (the “Group VI Addendum”), and as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Existing Agreement”), among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), as master servicer (in such capacity the “Master Servicer”), RCFC, as a grantor, financing source and beneficiary, DTG Operations, as a grantor and servicer, various financing sources parties to the Existing Agreement, various beneficiaries parties to the Existing Agreement and the Master Collateral Agent.

WHEREAS, RCFC is a party to that certain Series 2010-2 Supplement to Amended and Restated Base Indenture, dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2010-2 Supplement” and, together with any Series Supplement to the Base Indenture with respect to the issuance of any additional Group VI Series of Notes, the “Group VI Supplements”), between RCFC and the Trustee.

WHEREAS, the Group VI Addendum and the Series 2010-2 Supplement contemplate that this Assignment be entered into prior to commencing the Exchange Program as to Group VI Collateral.

NOW THEREFORE, for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.            Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth therefor in the Group VI Addendum or if not defined therein, elsewhere in the Existing Agreement (including by reference to any Group VI Supplement).

“Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group VI Replacement Vehicles.

“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VI Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VI Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from auctions, dealers or other Persons on account of Group VI Exchanged Vehicles; (iv) the money or other property from the sale of any Group VI Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VI Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

“Financed Vehicles” shall have the meaning set forth in Schedule I to the Base Indenture.

“Group VI Collateral” shall have the meaning set forth in the Group VI Supplements.

“Group VI Exchanged Vehicle” means a Group VI Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group VI Vehicle.

“Group VI Replacement Vehicle” means a Vehicle designated by the Master Servicer as comprising Group VI Collateral acquired in exchange for a Group VI Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

“Identification Period” shall mean with respect to each Group VI Exchanged Vehicle transferred, the period beginning on the date such Group VI Exchanged Vehicle is transferred and ending at midnight on the 45th day thereafter, irrespective of whether such day is a weekend day or a holiday.

“Rapid Amortization Period” shall mean the Series 2010-2 Rapid Amortization Period (as such term is defined in the Series 2010-2 Supplement) and the corresponding period with respect to each additional Group VI Series of Notes.

“Relinquished Property Agreement” shall mean each agreement relating to the sale or disposition of a Group VI Exchanged Vehicle, including but not limited to agreements with any motor vehicle manufacturer, importer, distributor or other supplier of vehicles.

“Replacement Property Agreement” shall mean each agreement relating to the acquisition of a Group VI Replacement Vehicle.

“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VI Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the benefit of RCFC or DTG Operations in accordance with the terms of the Exchange Agreement.

Section 2.              Collateral Assignment.

(a)           RCFC hereby assigns, pledges and grants a continuing, first priority security interest in all of RCFC’s right, title and interest in, to and under the Exchange Agreement and all proceeds thereof, including Unused Exchange Proceeds, subject to the limitations on RCFC’s right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the “safe harbor” provisions of Treasury Regulation §§ 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges.  To the extent the foregoing relates to Group VI Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group VI Series of Notes (as such term is defined in the Group VI Supplements) and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group VI Master Collateral (as such term is defined in the Group VI Supplements).

(b)           DTG Operations hereby assigns, pledges and grants a continuing, first priority security interest in all of DTG Operations’ right, title and interest in, to and under the Exchange Agreement with respect to Financed Vehicles and all proceeds thereof, including Unused Exchange Proceeds, subject to the limitations on DTG Operations’ right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the “safe harbor” provisions of Treasury Regulation §§ 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges.  To the extent the foregoing relates to Group VI Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group VI Series of Notes and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group VI Master Collateral.

Section 3.               Representations and Covenants.

(a)           RCFC hereby covenants and agrees that it shall:  (i) comply with the reporting requirements set forth in Section 2.3 of the Exchange Agreement, Section 4.20 of the Series 2010-2 Supplement and any corresponding section in any Series Supplement with respect to each additional Group VI Series of Notes; (ii) report to the Master Collateral Agent the balance of the amount of Exchange Proceeds as of a given date within one (1) Business Day of the receipt by RCFC of a written request for such information; and (iii) promptly deliver to the Qualified Intermediary each notice contemplated to be delivered by it under Section 5.11 of the Exchange Agreement if such notice relates to a Group VI Exchanged Vehicle.

(b)           RCFC hereby covenants and agrees that during any Rapid Amortization Period:  (i) the rights assigned to the Qualified Intermediary under each RCFC Replacement Property Agreement and RCFC Relinquished Property Agreement shall be revoked and no further Group VI Collateral shall be transferred from the Master Collateral Account to an RCFC Escrow Account and (ii) RCFC shall revoke the identification of all Group VI Replacement Vehicles to be acquired in exchange for Group VI Exchanged Vehicles transferred by RCFC in cases where the Identification Period for such Group VI Exchanged Vehicles does not end prior to the first day of any Rapid Amortization Period.  RCFC represents that its performance of the covenants set forth in the first sentence of this Section 3(b) is consistent with RCFC’s rights to the Exchange Proceeds under the Exchange Agreement.

(c)           DTG Operations hereby covenants and agrees that during any Rapid Amortization Period:  (i) the rights assigned to the Qualified Intermediary under each Dollar Replacement Property Agreement and Dollar Relinquished Property Agreement shall be revoked and no further Group VI Collateral shall be transferred from the Master Collateral Account to a Dollar Escrow Account and (ii) DTG Operations shall revoke the identification of all Group VI Replacement Vehicles to be acquired in exchange for Group VI Exchanged Vehicles transferred by DTG Operations in cases where the Identification Period for such Group VI Exchanged Vehicles does not end prior to the first day of any Rapid Amortization Period.  DTG Operations represents that its performance of the covenants set forth in the first sentence of this Section 3(c) is consistent with DTG Operations’ rights to the Exchange Proceeds under the Exchange Agreement.

Section 4.               Amendment to Exchange Agreement.

(a)           RCFC hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent; provided, however, that the Master Collateral Agent hereby consents to any modifications to the following Exhibits to the Exchange Agreement:  (i) Exhibit 2.2(d) (relating to the revocation of the assignment of certain RCFC Relinquished Property Agreements, DTG Operations Relinquished Property Agreements and Thrifty Relinquished Property Agreements to the Qualified Intermediary); (ii) Exhibit 4.2(d) (relating to the revocation of the assignment of certain RCFC Replacement Property Agreements, DTG Operations Replacement Property Agreements and Thrifty Replacement Property Agreements to the Qualified Intermediary); (iii) Exhibit 5.2 (setting forth the names of each Escrow Account); (iv) Exhibit 5.7 (setting forth contact information in the event of a Shortfall Amount); and (v) Exhibit 8.8 (setting forth notification information).  DTG Operations hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent if such modification would cause the representation set forth in the last sentence of Section 3(c) to be false.

(b)           Each of RCFC and DTG Operations hereby severally (and not jointly) agrees that:  (i) it will not agree to modify, amend or supplement the Exchange Agreement in a manner which would adversely affect the interests of the Group VI Noteholders without the prior written consent of the Required Noteholders of all Group VI Notes and (ii) a copy of any amendment, modification or supplement to the Exchange Agreement will be provided to the Group VI Noteholders at least ten (10) days prior to the execution of any amendment, modification or supplement to the Exchange Agreement, other than a modification, amendment or supplement to the following Exhibits to the Exchange Agreement:  (i) Exhibit 2.2(d) (relating to the revocation of the assignment of certain RCFC Relinquished Property Agreements, DTG Operations Relinquished Property Agreements and Thrifty Relinquished Property Agreements to the Qualified Intermediary); (ii) Exhibit 4.2(d) (relating to the revocation of the assignment of certain RCFC Replacement Property Agreements, DTG Operations Replacement Property Agreements and Thrifty Replacement Property Agreements to the Qualified Intermediary); (iii) Exhibit 5.2 (setting forth the names of each Escrow Account); (iv) Exhibit 5.7 (setting forth notification information); and (v) Exhibit 8.8 (setting forth contact information in the event of a Shortfall Amount).

Section 5.                      Severability.  Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.                      Counterparts.  This Assignment may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 7.                      Binding Effect.  This Assignment shall be binding upon and inure to the benefit of each of the parties hereto, each Financing Source and Beneficiary and their respective successors and assigns.  Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Assignment or the Group VI Master Collateral.

Section 8.                      Governing Law.  This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, each party hereto has executed this Assignment as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:_____________________________
Name:
Title:

DTG OPERATIONS, INC.

By:_____________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Master Collateral Agent

By:______________________________
Name:
Title:

By:______________________________
Name:
Title:

[DTAG – Collateral Assignment of Exchange Agreement – Group VI]